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                                                                   Exhibit 15(b)





February 9, 2004


To Shareholders and Board of Directors
of Sysco Corporation:


We are aware of the incorporation by reference in the Registration Statements on Form S-3 (333-52897), Form S-4 (333-30050, 333-53510, 333-50842 and 333-98489)
and Form S-8 (33-10906, 2-76096, 33-45804, 33-45820, 333-01259, 333-01255,
333-01257, 333-27405, 333-66987, 333-49840 and 333-58276) of Sysco Corporation
of our report dated February 9, 2004 relating to the unaudited consolidated interim financial statements of Sysco Corporation that are included in its Form 10-Q for the quarter ended December 27, 2003.

Very truly yours,


/s/  Ernst & Young LLP


Houston, Texas